EXHIBIT 10.02

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS ("Agreement") dated as of May 8, 2002 (the "Effective Date") is between Brett T. White ("Employee") and Kana Software, Inc., a Delaware corporation, including any successor company ("Kana").

1. Termination as an Employee of Kana. Employee's position as the Chief Financial Officer and Executive Vice-President of Finance of Kana shall terminate as of the Effective Date; provided, however Employee's employment shall terminate as of July 8, 2002 (the "Termination Date"). Between the Effective Date and the Termination Date, Employee shall be on an unpaid leave of absence. During the Interim Period, Employee shall be available during normal business hours to consult as reasonably requested by Kana. Until June 6, 2002, Employee agrees not to commence or engage any new employment with any other employer. While an employee of Kana and until July 8, 2002, Employee agrees not to publicly announce any new employment with any other employer. For purposes of this Agreement, any public announcement by any potential future employer will be deemed to be an announcement by the Employee.

2. Obligations of Kana and Employee.

(a) Employee shall receive any accrued and unpaid base salary as of the Effective Date and all other unpaid compensation, accrued vacation and other accrued benefits (less applicable federal and state withholding amounts) through the Termination Date (the "Interim Period") on May 15, 2002. Employee shall not accrue any further base salary, vacation or any other benefits other than those amounts set forth in this Section below after May 8, 2002.

(b) During the Interim Period, Kana will provide Employee with all existing employee benefit plan insurance coverage (other than any new grants of stock options and 401(k) plan eligibility) to the extent permitted by Kana's employee benefit plans at Kana's expense. From the Effective Date until June 6, 2002, Employee will continue to vest in Employee's stock options as set forth in Employee's stock option agreements. As of the Termination Date, Employee will be eligible to purchase at his own expense independently the identical healthcare insurance coverage programs as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). As of June 7, 2002, vesting under all of Employee's stock option agreements shall cease, except as set forth below.

(c) In exchange for the release of claims and other promises set forth in this Agreement, Kana agrees to provide Employee with the following benefits ("Separation Benefits"):

(1) So long as Employee has not violated Section 1 of this Agreement, Kana agrees to pay Employee an amount equal to $90,000, less applicable federal and state withholding amounts, paid in one lump sum within seven (7) business days of the Effective Date. Payment as specified herein in Section 2(c)(1), is a condition precedent to the releases set forth in this Agreement.

(2) So long as Employee has not violated Section 1 of this Agreement and has provided Kana an executed Second Release (as defined in Section 4 below), Kana agrees to pay Employee an amount equal to $94,000, less applicable federal and state withholding amounts, paid in one lump sum on or before July 12, 2002. Employee's execution of the Second Release is a condition precedent to the payment as specified herein in Section 2(c)(2). Kana's compliance with its payment obligations specified in this paragraph is a condition to the releases set forth in this Agreement.

(3) Effective as of the Termination Date and so long as Employee has not violated Section 1 of this Agreement and has provided Kana an executed Second Release, all outstanding stock options and restricted stock held by Employee on the Termination Date shall have their vesting accelerated by eleven (11) months from June 6, 2002. Employee will be entitled to exercise any outstanding vested stock options (including any stock options accelerated pursuant to this Section 2(c)(3)) following the Termination Date for a period of time as set forth and in accordance with the applicable stock option agreements. The "termination date" under Employee's stock option agreements shall be deemed to be the Termination Date set forth in this Agreement. Employee's execution of the Second Release is a condition precedent to the vesting acceleration as specified herein in Section 2(c)(3). Kana's compliance with its obligations specified in this paragraph is a condition to the releases set forth in this Agreement.

(d) By signing this Agreement, Employee understands and acknowledges that Employee is receiving the compensation outlined in this section in consideration for waiving Employee's right to claims referred to in this Agreement and that Employee would not otherwise be entitled to payment in the manner outlined herein. Employee further understands and acknowledges that Employee will not be entitled to any benefits from Kana other than those expressly set forth in this Section 2.

(e) Employee will be bound by and comply with the terms of Employee's current Employee Invention Assignment and Confidentiality Agreement ("Confidentiality Agreement") which shall remain in full force and effect.

3. Non-Solicitation and Other Covenants.

(a) Employee agrees that, for so long as Employee is employed by Kana, and for a period of one (1) year thereafter, Employee will not, either for Employee or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee, consultant or contractor of Kana or any subsidiary of Kana, to terminate his or her employment or his, her or its services with, Kana or any subsidiary of Kana or to take employment with another party.

(b) It is the intent of the parties that the provisions of this Section 3 will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, this Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

(c) Employee acknowledges that any breach of the covenants of this Section 3 will result in immediate and irreparable injury to Kana and, accordingly, consents to the seeking of injunctive relief and such other equitable remedies for the benefit of Kana as may be appropriate in the event such a breach occurs or is threatened. However, in the event that Kana or Employee believes that any such breach has occurred or is threatened, Kana or Employee, respectively, will provide prompt written notice of such alleged breach or threat to Employee or Kana, respectively, and, if the breach or threat may by its nature be substantially cured, will afford the other party two (2) business days following receipt of notice of alleged breach to cure such alleged breach, which, if substantially cured within such period, shall not be actionable by Kana or Employee, respectively. The foregoing remedies will be in addition to all other legal remedies to which Kana may be entitled hereunder, including, without limitation, monetary damages.

4. Release. In exchange for the Separation Benefits, Employee agrees to execute this Agreement and to execute a substantially identical release of claims, as set forth below (appropriately modified by Kana to reflect the new date of execution and subject to no new and significant claim of Employee arising between the Effective Date and the Termination Date) on July 8, 2002 (the "Second Release"):

(a) Employee on behalf of Employee and Employee's respective heirs, executors, successors and assigns, hereby fully and forever releases Kana and its respective heirs, executors, successors, agents, officers and directors, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that Employee may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date of Employee's termination of employment (collectively, the "Employee Released Matters"), including without limitation,

(1) any and all claims relating to or arising from Employee's employment relationship with Kana and the termination of that relationship;

(2) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of stock of Kana, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the WARN Act, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, and the California Labor Code (including, but not limited to, section 201, et. seq.);

(5) any and all claims for violation of the federal, or any state, constitution;

(6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(7) any and all claims for attorneys' fees and costs; and

(8) any and all claims Employee may have against Kana for any acts by Kana occurring at any time prior to the execution of this Agreement.

Employee agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the Employee to fully and completely release all claims whatsoever in any way relating to the Employee's employment with Kana and to the termination of such employment. The releases contained in this Agreement shall not include, however, Employee's rights to indemnification, insurance and defense applicable to Employee in his capacity as an officer of Kana.

(b) Employee represents that Employee has no lawsuits, claims or actions pending in Employee's name, or on behalf of any other person or entity, against Kana or any other person or entity referred to herein. Employee also represents that Employee does not intend to bring any claims on Employee's own behalf against Kana or any other person or entity referred to herein.

(c) Employee acknowledges that Employee has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE AGREEMENT, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee expressly waives any right or benefit which Employee has or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware. Employee acknowledges that in the future Employee may discover claims or facts in addition to or different from those that Employee now knows or believes to exist with respect to the subject matter of this Agreement, and that Employee intends to fully, finally, and forever settle all of the Employee Released Matters in exchange for the Separation Benefits. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

(d) As of the Effective Date, Kana agrees to fully and forever release Employee and Employee's respective heirs, executors, successors, and assigns from and agrees not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that Kana may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date of Employee's termination of employment (collectively, the "Kana Released Matters"), including without limitation, any and all claims relating to or arising from Kana's employment relationship with Employee and the termination of that relationship.

5. Return of Kana Property. Except as may be agreed to by the Employee and the Vice-President of Kana, Employee hereby represents and warrants to Kana that Employee will return to Kana all real or intangible property or data of Kana of any type whatsoever that is in Employee's possession or control by June 6, 2002.

6. Nondisparagement. Employee agrees that Employee will not disparage Kana's products, services, agents, representatives, directors, officers, stockholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement.

7. Entire Agreement. This Agreement and the Confidentiality Agreement constitutes the entire agreement between Employee and Kana with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, including but not limited to the offer letter dated May 4, 2001 between Employee and Kana. Employee acknowledges that neither Kana nor its agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing Employee to execute the Agreement, and Employee acknowledges that Employee has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein.

8. Modification. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement.

9. Arbitration. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California by the American Arbitration Association under its California Employment Dispute Resolution Rules or by a judge to be mutually agreed upon by the parties. This Section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee's obligations under any confidentiality agreement and employment agreement or offer letter.

10. Acknowledgment of Waiver of Claims under ADEA. Employee hereby acknowledges and represents that Employee is and will be under the age of 40 years as of the Termination Date. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee further acknowledges that Employee has been advised by this writing that Employee should consult with an attorney prior to executing this Agreement and has consulted with an attorney in connection with the execution of this Agreement.

11. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

(a) they have read this Agreement;

(b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Agreement and of the releases it contains;

(d) they are fully aware of the legal and binding effect of this Agreement.

EMPLOYEE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND UNDERSTANDS THAT, BY SIGNING THIS AGREEMENT, EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST KANA. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THIS AGREEMENT.

12. Successors. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon the respective legal successors and assigns of Kana and Employee in addition to Kana and Employee.

13. Governing Law. This Agreement will in all respects be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

14. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

15. Severability. In the event that any one or more of the provisions contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.

KANA SOFTWARE, INC.

By:

Date:

BRETT T. WHITE

Brett T. White

Date: